UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ServiceSource International, LLC*

(Exact name of registrant as specified in its charter)

Delaware	81-0578975
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

634 Second Street

San Francisco, California 94107

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-171271

Securities to be registered pursuant to Section 12(g) of the Act: None

*	ServiceSource International, LLC, a limited liability company organized under the laws of the state of Delaware, is the registrant filing this Registration Statement. Prior to the listing of its common stock on The Nasdaq Global Market, ServiceSource International, LLC will be converted into a corporation organized under the laws of the state of Delaware, pursuant to the Delaware Limited Liability Company Act Section 18-216 and the Delaware General Corporation Law Section 265 and renamed ServiceSource International, Inc. The common stock to be listed on The Nasdaq Global Market, and referred to herein are securities of ServiceSource International, Inc.

Item 1.	Description of Registrant’s Securities to be Registered

The description of common stock, par value $0.0001 per share, of ServiceSource International, Inc. as included under the caption “Description of Capital Stock” in the Prospectus forming a part of ServiceSource International, LLC’s Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2010 (File No. 333-171271), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the registration statement.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 22, 2011.

SERVICESOURCE INTERNATIONAL, LLC

By:	/s/ Michael A. Smerklo
Michael A. Smerklo Chief Executive Officer